UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 3, 2026

DANAHER CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-08089	59-1995548
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Pennsylvania Avenue, N.W., Suite 800W
Washington, DC	20037-1701
(Address of Principal Executive Offices)	(Zip Code)

202-828-0850

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	DHR	New York Stock Exchange
0.200% Senior Notes due 2026	DHR/26	New York Stock Exchange
2.100% Senior Notes due 2026	DHR 26	New York Stock Exchange
1.200% Senior Notes due 2027	DHR/27	New York Stock Exchange
0.450% Senior Notes due 2028	DHR/28	New York Stock Exchange
Floating Rate Senior Notes due 2028	DHR 28	New York Stock Exchange
2.500% Senior Notes due 2030	DHR 30	New York Stock Exchange
3.250% Senior Notes due 2030	DHR 30A	New York Stock Exchange
0.750% Senior Notes due 2031	DHR/31	New York Stock Exchange
3.625% Senior Notes due 2034	DHR 34	New York Stock Exchange
4.000% Senior Notes due 2038	DHR 38	New York Stock Exchange
1.350% Senior Notes due 2039	DHR/39	New York Stock Exchange
1.800% Senior Notes due 2049	DHR/49	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

Reference is made to the disclosure set forth under Item 8.01 below, which is incorporated herein by reference.

ITEM 8.01 OTHER EVENTS.

On June 3, 2026, Danaher Corporation, a Delaware corporation (the “Company”), and its wholly owned subsidiary DH Masi Finance Inc., a Delaware corporation (the “Issuer”), entered into a note purchase and guaranty agreement among the Company, the Issuer and the institutional accredited investors named therein (the “Note Purchase Agreement”), relating to the issuance and sale of (i) CHF 119,500,000 aggregate principal amount of the Issuer’s 1.65% Senior Notes, Series A due June 3, 2031 (the “Series A Notes”), (ii) CHF 137,410,000 aggregate principal amount of the Issuer’s 1.88% Senior Notes, Series B due June 3, 2033 (the “Series B Notes”), (iii) CHF 221,300,000 aggregate principal amount of the Issuer’s 2.10% Senior Notes, Series C due June 3, 2036 (the “Series C Notes”), (iv) CHF 372,660,000 aggregate principal amount of the Issuer’s 2.25% Senior Notes, Series D due June 3, 2038 (the “Series D Notes”), (v) CHF 648,010,000 aggregate principal amount of the Issuer’s 2.38% Senior Notes, Series E due June 3, 2041 (the “Series E Notes”), (vi) CHF 502,060,000 aggregate principal amount of the Issuer’s 2.51% Senior Notes, Series F due June 3, 2046 (the “Series F Notes”), and (vii) CHF 382,000,000 aggregate principal amount of the Issuer’s 2.50% Senior Notes, Series G due June 3, 2056 (the “Series G Notes” collectively with the Series A Notes, the Series B Notes, the Series C Notes, the Series D Notes, the Series E Notes and the Series F Notes, the “Notes”) in an offering exempt from the registration requirements of the Securities Act of 1933, as amended. Closing of the issuance and sale of the Notes occurred on June 3, 2026. The net proceeds from the sale of the Notes are expected to be used for general corporate purposes of the Company and the Issuer (including working capital expenditures, acquisitions and share repurchases).

The Note Purchase Agreement contains customary terms and conditions for senior unsecured notes issued in a private placement, including, without limitation, affirmative and negative covenants, events of default, prepayment and other standard terms and conditions, many of which are generally consistent with terms and conditions of the Company’s other debt obligations, including, but not limited to, those under its existing credit facilities.

The Series A Notes will mature on June 3, 2031 and bear a fixed interest rate of 1.65% per year. The Series B Notes will mature on June 3, 2033 and bear a fixed interest rate of 1.88% per year. The Series C Notes will mature on June 3, 2036 and bear a fixed interest rate of 2.10% per year. The Series D Notes will mature on June 3, 2038 and bear a fixed interest rate of 2.25% per year. The Series E Notes will mature on June 3, 2041 and bear a fixed interest rate of 2.38% per year. The Series F Notes will mature on June 3, 2046 and bear a fixed interest rate of 2.51% per year. The Series G Notes will mature on June 3, 2056 and bear a fixed interest rate of 2.50% per year. Interest on each series of Notes is payable semi-annually on June 3 and December 3 of each year, commencing December 3, 2026. The Notes are unsecured obligations of the Issuer and are fully and unconditionally guaranteed by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 3, 2026

DANAHER CORPORATION

/s/ James F. O’Reilly
Name: James F. O’Reilly
Title: Senior Vice President, Secretary and Deputy General Counsel